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                                                                     EXHIBIT 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 of our report dated April 29, 2005 relating to the financial statements and financial highlights of American General Life Insurance Company Separate Account D for the year ended December 31, 2004 and our report dated October 17, 2005 relating to the statutory basis financial statements of American Home Assurance Company for the year ended December 31, 2004. We also consent to the use of our report dated March 29, 2006 relating to the consolidated financial statements of American General Life Insurance Company for the year ended December 31, 2005, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas

March 29, 2006